UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2022

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 21, 2022, Invacare Corporation (the "Company") entered into an Amendment No. 1 to Cooperation Agreement (the "Amendment") with Azurite Management LLC, Steven H. Rosen, Crawford United Corporation, Edward F. Crawford and Matthew V. Crawford (collectively, "Azurite"), which amended the Cooperation Agreement entered into by the Company and Azurite on August 22, 2022 (the "Original Agreement").
The Original Agreement provided that certain obligations of the Company with respect to the directors of the Company designated by Azurite would terminate if Azurite and its affiliates do not own at least 3,946,558 Common Shares of the Company. The Amendment reduced the amount of that share ownership threshold to 3,600,000 Common Shares of the Company.
The Original Agreement also provided that Azurite is subject to certain standstill provisions, including one provision that prohibited Azurite from offering to acquire, agreeing to acquire or acquiring rights to acquire, directly or indirectly, any voting securities of the Company which would result in the ownership or control of, or other beneficial ownership interest, in excess of 19.9% of the then-outstanding Common Shares. The Amendment reduced the percentage of that beneficial ownership interest threshold to 9.995% of the then-outstanding Common Shares.
The foregoing description of terms and conditions of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Original Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2022, and each of which is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Appointment
Effective November 17, 2022, the Company appointed Geoffrey P. Purtill, age 57, as President and Chief Executive Officer. Mr. Purtill had been serving as the Company’s interim President and Chief Executive Officer since August 28, 2022. Prior to this appointment, Mr. Purtill served as Senior Vice President and General Manager, Europe, Middle East & Africa and Asia Pacific since December 2021 and Vice President, Global Strategy and General Manager, Asia Pacific, since September 2021. Previously, he served for 11 years as the Company's Vice President and General Manager, Asia Pacific. Prior to joining the Company, Mr. Purtill held various sales, category management and supply chain leadership roles at Johnson & Johnson and Nestle. Mr. Purtill spent 14 years in the Australian Army where he was a Captain in the Intelligence Corps.
In connection with his appointment as President and Chief Executive Officer, on November 21, 2022, Mr. Purtill and the Company entered into a letter agreement (the "Letter Agreement"). Pursuant to the Letter Agreement, effective November 17, 2022, Mr. Purtill's annual base salary was increased to $550,000 per year, and his annual target bonus opportunity under the Company’s Executive Incentive Bonus Plan was increased to 100% of his annual base salary.

The foregoing description of the terms and conditions of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Director Resignation
On November 16, 2022, Susan H. Alexander informed the Board of Directors of the Company of her decision to resign as a director of the Company, effective immediately. Ms. Alexander’s decision to resign is due to her other personal and professional obligations and not due to any disagreement with the Company.
Item 7.01. Regulation FD Disclosure.
On November 21, 2022, the Company issued a press release announcing Mr. Purtill's appointment as the Company's President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 attached hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No.1 to Cooperation Agreement, dated November 21, 2022, by and between the Company and Azurite.
10.2	Letter Agreement, dated November 21, 2022, by and between the Company and Geoffrey P. Purtill.
99.1	Press Release, dated November 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: November 21, 2022	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Amendment No.1 to Cooperation Agreement, dated November 21, 2022, by and between the Company and Azurite.
10.2	Letter Agreement, dated November 21, 2022, by and between the Company and Geoffrey P. Purtill.
99.1	Press Release, dated November 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).